Medley Capital Corporation Declares $0.16 Per Share Dividend; Announces March 31, 2011 Financial Results

New York, NY - May 12, 2011

Second Quarter 2011 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that on May 11, 2011 its Board of Directors declared a dividend for the quarter ended March 31, 2011 of $0.16 per share, payable on June 15, 2011 to stockholders of record as of June 1, 2011. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Second Quarter Fiscal 2011 Financial Results

Highlights

•	Completed our initial public offering and raised $129.6 million in net proceeds, including the partial exercise of the underwriters over-allotment option
•	Declared a dividend of $0.16 per share
•	Net investment income of $0.10 per share for the quarter ended March 31, 2011
•	NAV of $12.48 per share as of March 31, 2011
•	Gross investment originations of $20.0 million for the quarter ended March 31, 2011; additional $21.7 million of gross investment originations since the quarter end

“We are pleased to announce the dividend of $0.16 per share for the quarter end March 31st” said Mr. Brook Taube, CEO. “The dividend is consistent with the level we communicated in our prospectus, prorated for the timing of our IPO”, continued Mr. Taube.

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $217.4 million at March 31, 2011. During the quarter ended March 31, 2011, we originated $20.0 million of new investments and ended the quarter with investments in securities of seven portfolio companies with approximately 41.6% senior secured first lien loans, 6.9% senior secured second lien loans and 51.5% in cash and cash equivalents. As of March 31, 2011, there were no non-accrual assets.

As of March 31, 2011, the weighted average yield based upon the original cost basis of our portfolio investments, excluding cash and cash equivalents was 14.1%.

“We are on plan with our origination volume. During the quarter we originated $20.0 million of new investments and an additional $21.7 million since the quarter end. We have a backlog of investments which we believe keeps us on pace to invest the IPO proceeds by the end of 2011” commented Mr. Taube.

Results of Operations

The Company reported earnings of $0.10 per share for the three months ended March 31, 2011, with a net asset value (NAV) of $12.48 per share and net investment income of $0.10 per share.

Investment Income

For the three months ended March 31, 2011, gross investment income was $2.8 million and consisted of $2.5 million of portfolio interest income, $0.2 million of origination fee income and $0.1 million of interest on cash and cash equivalents.

Expenses

For the three months ended March 31, 2011, total expenses net of management fee waiver were $1.0 million and consisted of the following; base management fees, net of management fee waiver were $0.3 million, professional fees were $0.2 million, administrator expenses were $0.2 million, directors fees were $0.1 million and other general and administrative related expenses were $0.2 million.

Medley Capital reported net investment income of $1.7 million, or $0.10 on weighted average per share basis for the quarter ended March 31, 2011.

Net Realized and Unrealized Gains/Losses

For the three months ended March 31, 2011, the Company did not report any realized or unrealized gains or losses.

Liquidity and Capital Resources

As of March 31, 2011, we had cash and cash equivalents of $112.0 million and did not have any debt outstanding.

On May 11, 2011, our board of directors declared a quarterly dividend of $0.16 per share payable on June 15, 2011 to holders of record as of June 1, 2011.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (ET) on Friday, May 13, 2011 to discuss its financial results for the quarter ended March 31, 2011.

All interested parties may participate in the conference call by dialing (866) 831-6247 approximately 5-10 minutes prior to the call; international callers should dial (617) 213-8856. Participants should reference Medley Capital Corporation and the participant passcode of 15320697 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	March 31, 2011	September 30, 2010
	(unaudited)	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized
cost of $59,273,023 and $0, respectively)	$59,273,023	$-
Affiliated investments (amortized cost of $46,155,193
and $0, respectively)	46,155,193	-
Total investments at fair value	105,428,216	-
Cash and cash equivalents	112,019,181	15,190
Interest receivable	414,820	-
Other assets	353,991	-
Deferred offering costs	-	49,760

Total assets	$218,216,208	$64,950

LIABILITIES
Deferred offering costs payable	$981,673	$15,000
Accounts payable and accrued expenses	376,912	-
Management fees payable, net	289,494	-
Administrator expenses payable	190,246	-
Due to affiliate	94,309	-
Accrued organizational costs	92,621	92,000
Contributed loan	-	50,000

Total liabilities	$2,025,255	$157,000

NET ASSETS
Common stock, par value $.001 per share, 100,000,000
common shares authorized, 17,320,468 and 0
common shares issued and outstanding, respectively	17,320	-
Capital in excess of par value	214,619,407	-
Accumulated undistributed net investment income (loss)	1,554,226	(92,050)
Total net assets	216,190,953	(92,050)

Total liabilities and net assets	$218,216,208	$64,950

NET ASSET VALUE PER SHARE	$12.48	n/a

Medley Capital Corporation

Consolidated Statements of Operations

	Three months	Six months
	ended	ended
	March 31, 2011	March 31, 2011
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$1,411,158	$1,411,158
Affiliated investments	1,126,430	1,126,430
Total interest income	2,537,588	2,537,588
Interest from cash and cash equivalents	41,543	41,543
Loan origination fee income	200,000	200,000
Total investment income	2,779,131	2,779,131

EXPENSES
Base management fees	714,186	714,186
Professional fees	206,688	234,188
Administrator expenses	190,246	190,246
Directors fees	129,356	197,183
Organizational expense	92,226	92,226
Insurance	79,445	79,445
General and administrative	48,538	50,073
Expenses before management fee waiver	1,460,685	1,557,547
Management fee waiver (See Note 5)	(424,692)	(424,692)
Total expenses net of management fee waiver	1,035,993	1,132,855

NET INVESTMENT INCOME	1,743,138	1,646,276

NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	$1,743,138	$1,646,276
WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS
PER COMMON SHARE	$0.10	$0.10

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED (SEE NOTE 8)	17,095,468	17,095,468

ABOUT MEDLEY CAPITAL CORPORATION

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:
Richard T. Allorto
212.759.0777